Exhibit 10.1

                     STATEMENT OF UNAMINOUS WRITTEN CONSENT
                  TO ACTION TAKEN IN LIEW OF THE ANNUAL MEETING
                               OF THE DIRECTORS OF
                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC
                               U.S. PUBLIC COMPANY


   DATE:        May 25, 2004

   Time:        12:00 PM GMT

   Place:       Telephonically

     THE UNDERSIGNED, being a majority of the directors of Life Energy & Technology Holdings, Inc., a Delaware Corporation and a U.S. Public Company (the Corporation) do hereby take the following actions in the name of and on behalf of the Corporation:

     Life Energy & Technology Holdings, Inc has received and accepted meeting with the Government of Al Jumahiriyah al Arabiyah al Libiyah ash Shabiyah al Ishtirakiyah al Uzma or Great Socialist People's Libyan Arab Jamahiriya to enter into a potential joint venture for both the assembly of Biosphere system manufactured in the United States to be assembled in Libya for distribution into Africa. The second project would be to allow for the exploration and production of oil and gas to be used in connection with the running of the Biosphere Processing System...

     After presentation of the projects to the Board of Directors of Life Energy & Technology Holdings, Inc and after due discussion

     IT WAS RESOLVED:


1. That based on the level and the success of the meeting in Great Socialist People's Libyan Arab Jamahiriya that Life Energy and Technology Holdings, Inc would seek to obtain the necessary licenses from both the United States Department of Commerce and the United States Department of Treasury to business with the Government of Great Socialist People's Libyan Arab
     Jamahiriya or Al Jumahiriyah al Arabiyah al Libiyah ash Shabiyah al Ishtirakiyah al Uzma.

2. To authorize the formation of a wholly owned subsidiary for Oil and Gas Exploration to be formed no later than June 20, 2004.

3. To retain the services of HSW Group, Inc to wor with both the United States Department of Commerce and the United States Department of Treasury on both the Libyan matter as well as to assist in the obtaining of Export Licenses for both South Africa an Bulgaria based on existing contracts and an import license for the delivery of a single Biosphere system from Russia.


     A Vote was taken and all voted in favor of the motion.

IN WITNESS WHERE OF:       The undersigned have executed this Consent:


Dr. Christopher McCormack: /s/ Dr. Christopher McCormack
                           -----------------------------------------------
                           President and Chief Executive Officer


Dr. Albert Reynolds:       /s/ Dr. Albert Reynolds
                           -----------------------------------------------
                           Chairman


Mr. Salim Ghafari:         /s/ Mr. Salim Ghafari
                           -----------------------------------------------
                           Secretary and Chief Financial Officer